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                                   EXHIBIT 16




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
March 7, 2002


Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated May 1, 2002, of WRC Media Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


                             /s/Arthur Andersen LLP
                             --------------------------------------
                             Arthur Andersen LLP




cc: Mr. Martin E. Kenney, Jr.
      President and CEO
      WRC Media Inc.

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